Contacts:

Ron Farnsworth	Drew Anderson
EVP/Chief Financial Officer	SVP/Investor Relations Director
Umpqua Holdings Corporation	Umpqua Holdings Corporation
503-727-4108	503-727-4192
ronfarnsworth@umpquabank.com	drewanderson@umpquabank.com

Umpqua Holdings Corporation Announces First Quarter 2021 Earnings Conference Call on April 22nd, 2021

PORTLAND, Ore., March 30, 2021 – Umpqua Holdings Corporation (NASDAQ: UMPQ), parent company of Umpqua Bank and Umpqua Investments, today announced that it will host its first quarter 2021 earnings conference call on Thursday, April 22nd, 2021 at 10:00 a.m. PT (1:00 p.m. ET). During the call, the Company will provide an update on recent activities and discuss its first quarter 2021 financial results, which are expected to be released after the market closes on April 21st, 2021. There will be a live question-and-answer session following the presentation.

To join the call, please dial (866) 440-7407 ten minutes prior to the start time and enter conference ID: 7292532. A re-broadcast will be available approximately two hours after the call by dialing (855) 859-2056 and entering conference ID 7292532. The earnings conference call will also be available as an audiocast, which can be accessed on the Company’s investor relations page at https://www.umpquabank.com/investor-relations/

About Umpqua Holdings Corporation
Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon-based community bank recognized for its entrepreneurial approach, innovative customer experience, and distinctive banking solutions. Umpqua Bank has locations across Oregon, Washington, California, Idaho and Nevada. Umpqua Holdings also owns a retail brokerage subsidiary, Umpqua Investments, Inc., which has locations in Umpqua Bank stores and in dedicated offices in Oregon. Umpqua Holdings Corporation is headquartered in Portland, Oregon. For more information, visit umpquabank.com.

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